                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report, dated September 18, 1997, in the Prospectus constituting part of this Form S-2 Registration Statement and Post-Effective Amendment No. 1 to Form S-2 Registration Statement, which report appears on page F-1 of the Annual Report on Form 10-KSB of Memry Corporation for the fiscal year ended June 30, 1997, as amended by Form 10-KSB/A1, and to the reference to our Firm under the caption "Experts" in such Prospectus.


                                                 /s/ McGladrey & Pullen, LLP

New Haven, Connecticut
December 22, 1997